SUB-IPV CALCULATION AGREEMENT


                  This Sub-IPV Calculation Agreement (the "Sub-IPV Calculation Agreement"), dated as of August 28, 2007, is made by and among First Trust Exchange-Traded Fund II, on behalf of First Trust DJ STOX(R) Select Dividend 30 Index Fund (the "Fund") and First Trust Advisors L.P. ("FTA").


                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain IPV Calculation Agreement, dated August 28, 2007, by and between Telekurs (USA) Inc. ("Telekurs") and FTA ("IPV Calculation Agreement"), Telekurs has agreed to calculate and disseminate the Intra-Day Portfolio Values (the "IPVs") and certain static data for the Fund;

                  WHEREAS, the Fund receives the benefits of the calculation and dissemination of the IPVs and is willing to reimburse FTA for certain of the fess payable under the IPV Calculation Agreement; and

                  WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the IPV Calculation Agreement unless otherwise defined herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                  1. The parties to this Sub-IPV Calculation Agreement hereby agree that the Fund will reimburse FTA for the amounts paid to Telekurs under the IPV Calculation Agreement, provided, however, the Fund will not be obligated to reimburse FTA for the one-time set up fee set forth in the IPV Calculation Agreement.

                  2. The Fund hereby authorizes FTA to grant to Telekurs a license to use the Funds, including but not limited to the calculation methodology and component equities of the Funds, solely for the purpose of, in accordance with the terms and conditions of the IPV Calculation Agreement, performing the obligations and exercising the rights set forth in the IPV Calculation Agreement.

                  3. This Sub-IPV Calculation Agreement shall be construed in accordance with the laws of the State of Illinois.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Sub-IPV Calculation Agreement as of the date first set forth above.


                       FIRST TRUST EXCHANGE-TRADED FUND II, on behalf of FIRST TRUST DJ STOXX(R) SELECT
                       DIVIDEND 30 INDEX FUND

                       /s/ James A. Bowen
                       ----------------------------------
                       By:    James A. Bowen
                       Title: President



                       FIRST TRUST ADVISORS L.P.


                       /s/ James A. Bowen
                       ----------------------------------
                       By:    James A. Bowen
                       Title: President